ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

THE STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF BOSSIER	§

THAT,              MEAGHER OIL & GAS PROPERTIES, INC. whose address is 17314 State Highway 249, Suite 306, Houston, TX 77090, hereinafter referred to as “Assignor”, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto the following, as listed below, hereinafter referred to as “Assignee”, all of Assignor’s right, title and interest in the percentages as specified below opposite each Assignee’s name, in and to those certain Oil, Gas and Mineral Leases and leasehold estates created thereby, set forth in Exhibit “A” attached hereto and made a part hereof, covering land situated in Bossier Parish, Louisiana, to wit:

ASSIGNEE	PERCENT INTEREST

Southern Star Operating Inc. c/o Phillip A. Wylie Snell Wylie & Tibbals 8150 N. Central Suite 1800 Dallas, TX 75206	40.00%
Dynamic Resources Corporation P.O.Box 370184 Las Vegas, NV 89137	20.00%
Ramshorn Investments, Inc. 515 W. Greens Road Suite 1000 Houston, TX 77067	40.00%
100.00%

This Assignment is specifically made subject to the terms and conditions of that certain Unrecorded letter Agreement dated February 12, 2006 by and between SPRI and Dynamic Resources et al. This Assignment is also specifically made subject to the terms and conditions of said leases and Meagher Oil & Gas Properties, Inc. does hereby reserve an Overriding Royalty Interest (hereinafter referred to as “ORI”) of 4.0% on those leases having a royalty obligation of less than or equal to 20%, an ORI of 3.0% on all those leases having a royalty obligation greater than 20% and less than 25%, and an ORI of 2.0% on all those leases having a royalty obligation equal to 25% and an ORI of 1.0% on all those leases having a royalty obligation greater than 25.0%. If any lease where an ORI is hereby reserved covers less than the full mineral interest under the lands described for the leases in Exhibit “A”, the ORI reserved hereunder shall be proportionately reduced in accordance with the actual ownership.

This Assignment is made without warranty of title, express or implied, except a warranty of title by, through, and under Assignor, but not otherwise. Assignor warrants it is the lawful owner of and has good title to the interest above assigned in and to the Leases, free and clear from all liens, encumbrances or adverse claims.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed on this the 3rd day of November, 2006, effective; however, as of the effective date of the respective leases.

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ASSIGNOR:

MEAGHER OIL & GAS PROPERTIES, INC.

/s/ Matthew E. Meagher

By: Matthew E. Meagher

It’s President

State of colorado	§

County of arapahoe	§

This instrument was acknowledged before me on the 3rd day of November, 2006, by Matthew E. Meagher, President of Meagher Oil & Gas Properties, Inc., an Colorado Corporation, on behalf of said corporation and in the capacity therein stated.

/s/ Cheryl C. Martindale

Notary Public for the State of Colorado

Notary’s Printed Name:

Cheryl C. Martindale

My commission expires: 8-31-07

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Exhibit A

Exhibit A sets out the identities of the 76 lessors who have assigned their respective land and royalty interests to Meagher Oil & Gas Properties, Inc. on the respective dates as set out in Exhibit A.

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